                                                                    Exhibit p(9)

                         GENEVA CAPITAL MANAGEMENT LTD.
                   CODE OF ETHICS AND PERSONAL TRADING POLICY

1.   OVERVIEW

     This Code of Ethics and Personal Trading Policy has been adopted by Geneva Capital Management Ltd. ("Geneva") to set forth standards of conduct, for which, every director (except directors who are not employees of Geneva), officer and employee of Geneva is required to follow.

     On an annual basis, such persons will be required to acknowledge that they have received, read and complied with Geneva's Compliance Policy Manual, which incorporates this policy. Furthermore, any new director, officer, or employee of Geneva will also be required to acknowledge that they have read and that they understand this policy.

     Questions concerning this policy should be directed to the CCO.

2.   TERMS AND DEFINITIONS

     A.   Definitions (as used in this policy)

          1. "Federal Securities Laws" means the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940 (the "Advisers Act"), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statues, the Bank Secrecy Act, and any rules adopted thereunder by the SEC or the Department of Treasury.

          2. "Control" has the same meaning as set forth in Section 2(a)(9) of the 1940 Act which is the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

          3. "Employee" has the same meaning as "Supervised Person" as set forth in Section 202(a)(25) of the Advisers Act. In summary, a supervised person is any officer, director, partner, and employee of Geneva, and any other person who provides advice on behalf of Geneva and is subject to Geneva's supervision and control. The term "Employee" also includes any employee of Geneva who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Geneva's clients, and any natural person who controls the investment adviser and who obtains information concerning recommendations made to Geneva's clients regarding the purchase or sale of securities. Notwithstanding the foregoing, Directors of Geneva who are not employed by Geneva shall not be considered an Employee for the purposes of this Code.

          4. "Exempt Transactions" are those security transactions that are exempt from reporting requirements and include transactions in which the Employee has no direct or indirect influence or control. Exempt transactions also include transactions in open-end mutual funds (excluding Exchange Traded Funds - ETF's) whereby Geneva does not serve as investment adviser or sub-adviser, securities issued by the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds, or transactions effected pursuant to an automatic investment plan as defined below.

          5. "Beneficial Ownership" means any person, who directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares a direct or indirect monetary interest in the security. An Employee is presumed to be a beneficial owner of securities that are held by his/her immediate family members sharing the Employee's household or in a trust of which the Employee is an income or principal beneficiary. The term "monetary interest" in the security shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject security.

          6. "Private Placement" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or
               Section 4(6) of the 1933 Act or Rule 504, 505 or 506 under said Act.

          7. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a Security, the conversion of a convertible Security, and the exercise of a warrant for the purchase of a Security.

          8. "Security" has the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act of 1940, as amended, except that it shall not include shares of unaffiliated open-end investment companies, money market funds, unit investment trusts, direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, repurchase agreements, commercial paper, and such other money market instruments designated by the Fund's Board of Directors. Notwithstanding any of the above, all Exchange Traded Funds (ETF's), whether open-end investment companies or unit investment trusts, are included in the definition of Security for purposes of this Code.

          9. "Fund" or "Affiliated Mutual Fund" means each of the registered investment companies for which Geneva serves as investment adviser or sub-adviser.

          10. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

3.   STANDARDS OF CONDUCT

     The Advisers Act imposes a fiduciary duty on all investment advisers, including Geneva. Rule 17j-1 of the Investment Company Act of 1940 imposes additional duties on Geneva as an investment adviser to registered investment companies. As a fiduciary, Geneva has a duty of utmost good faith to act solely in the best interests of each of its clients. Clients entrust the firm with their funds, which in turn places a high standard on the conduct and integrity of Geneva employees. This fiduciary duty compels all employees to act with the utmost integrity in all dealings. In addition, Geneva expects its employees to avoid potential conflicts of interest or even the appearance of such conflicts. These are the founding principles underlying this Code of Ethics and Personal Trading Policy, and represent the expected basis of all dealings with Geneva clients.

     In connection with these expectations, Geneva has established the following core principles of conduct. While the following standards are not all-encompassing, they are consistent with Geneva's core belief that ethical conduct is premised on the fundamental principals of openness, integrity, honesty and trust.

     A.   General Core Principles

          1.   The interests of clients will be placed ahead of Geneva's;

          2. Personal securities transactions shall be conducted in a manner consistent with this policy, so as to avoid any actual or perceived conflicts of interest, and any abuse of position of trust and responsibility;

          3. All persons shall refrain from taking inappropriate advantage of their position within Geneva;

          4. Diligence and care will be taken in maintaining and protecting nonpublic information concerning Geneva's clients (see Privacy and Confidential Information Policy);

          5. Non-public inside information shall not be used in connection with trading in personal accounts and on behalf of Geneva clients, including trading on non-public information related to any affiliated mutual fund; and

          6. Geneva will strive to foster an environment which encourages a healthy culture of compliance.

     B.   Personal Conduct

          1. Acceptance of Gifts. Employees are prohibited from receiving any gift, gratuity, hospitality, or other offering of more than de minimis value (not to exceed $100 annually) from any person or entity doing business with Geneva or on behalf of Geneva or any of its clients. This prohibition generally excludes items or events where the Employees have reason to believe there is a legitimate business purpose. Any question regarding the proprietary of such situations should be discussed with the CCO

          2. Giving of Gifts. No Employee may give or offer any gift of more than de minimis value (not to exceed $100 annually) to existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without pre-approval by the CCO. This prohibition generally excludes items or events where the Employees have reason to believe there is a legitimate business purpose. Any questions regarding the propriety of such situations should be discussed with the CCO.

          3. Service as Director or Trustee. Any Employee wishing to serve as a director or trustee for an outside organization (public or private) must first seek the approval from the CCO. In reviewing the request, the CCO will determine whether such service is consistent with the interests of the firm and its clients. Upon employment, Employees are required to disclose all director and trustee positions held. Additionally, Employees are required to disclose director and trustee positions on an annual basis (see Appendix D).

          4. Investment Organizations. Employees may not participate in investment clubs or similar investment organizations.

          5. Outside Business Activities. Any Employee wishing to engage in outside business activities related directly or indirectly to securities or investments outside of Geneva's business must seek approval from the CCO and if requested, provide periodic reports to the CCO summarizing those outside business activities. Upon employment, Employees are required to disclose all outside business activities, as described above, in which the Employee participates. Additionally, Employees are required to disclose participation in such activities on an annual basis (see Appendix
               D).

          6. Compliance with Federal Securities Laws. Employees are expected to comply with federal securities laws. Strict adherence to all Geneva's Polices and Procedures will assist such persons with this important requirement.

     C.   Prohibited Activities

          Employees should not participate on behalf of Geneva or any client, directly or indirectly, in any of the following activities:

          1.   Use of the firm's funds for political purposes.

          2. Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

          3. Payment to government officials or Employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

          4. Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

          5. Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

     D.   Protection of Material Nonpublic Information

          1. Employees are expected to exercise diligence and care in maintaining and protecting client nonpublic, confidential information.

          2. Employees are also expected to not divulge information regarding Geneva's securities recommendations or client securities holdings to any individual, including non-employee directors, outside of the firm, except:

               a. As necessary to complete transactions or account changes (for example, communications with brokers and custodians);

               b. As necessary to maintain or service a client or his/her account (for example, communications with a client's accountant);

               c. With various service providers providing administrative functions for Geneva (such as its technology service provider), only after Geneva has entered into a contractual agreement that prohibits the service provider from disclosing or using confidential information except as necessary to carry out its assigned responsibilities and only for that purpose; or

               d.   As permitted by law.

4.   PERSONAL TRADING POLICY

     A.   General Guidelines

          1. Transactions for clients will have priority over personal securities transactions.

          2. Personal securities transactions should not adversely impact a client's account.

     B.   Personal Trading Restrictions

          1. General Trading Restrictions. Employees may not purchase or sell, directly or indirectly, any security (in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership):

               a. If such security is being considered for purchase or sale in client accounts;

               b. If greater than 5% of the outstanding shares of such security is held in client accounts managed by Geneva; or

               c. Until 3 days before and 3 days after such security purchase or sale has been completed or cancelled unless the proposed personal securities transaction meets the following de minimis requirements:

                    An Employee may generally purchase or sell an equity security regardless of the prohibitions described above so long as: (a) the issuer's market capitalization is greater than $2 billion; and (b) the Employee's aggregate personal securities transactions (on a gross of commissions basis) for the day amount to $50,000 or less. These transactions are subject to the same pre-clearance and reporting requirements described below in sections 4 (C) and 5.

          2. Initial Public Offerings and Private Placements. Employees may not acquire any securities in an initial public offering or private placement without express prior approval from the CCO (all pre-clearance request(s) submitted by the CCO will be reviewed and approved by the CIO). Investment personnel should disclose to the client their investment in a private placement security if he or she takes part in Geneva's subsequent decision to recommend or purchase any security of that issuer to the client.

          3.   Restrictions on Short Term Trades.

               Employees may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities including Affiliated Mutual Funds within 60 calendar days ("short-term trade"). This restriction does not apply to the following short-term trades:

               -    A short-term trade involving Exempt Transactions (see
                    Section 4 (C)), except for Affiliated Mutual Funds (i.e. an Employee may not effect a short term trade in an Affiliated Mutual Fund); and

               - A short-term trade resulting from an automatic dividend reinvestment plan.

     C.   Pre-Clearance of Personal Securities Transactions

          Each Employee is required to obtain approval from the CCO (the CCO will obtain approval from the CIO) prior to purchasing or selling any security (see Appendix A). When making the determination to approve a personal trading request, the CCO will consider, among other items, that the proposed transaction: (a) is not potentially harmful to client accounts, (b) would be unlikely to affect the market in which the proposed security is traded, (c) does not appear to have a substantial economic relationship with any securities held or to be acquired in Geneva managed accounts and (d) does not appear to be based on material non-public information. As noted above, prior approval must be set forth in writing on the Personal Trading Request & Authorization Form.

          Once approved, the pre-clearance authorization is effective until the end of that trading day. Failure to execute the transaction will void the pre-clearance approval, requiring resubmission of the pre-clearance request.

          Pre-clearance is not required for the following Exempt Transactions:

          1. Shares of registered open-end investment companies (excluding Exchange Traded Funds - ETF's). Transactions involving affiliated mutual funds require quarterly and annual reporting as described in Section 5 of this policy;

          2.   Unit investment trusts (excluding Exchange Traded Funds - ETF's);

          3.   Securities issued by the United States Government;

          4. Short-term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act;

          5.   Bankers' acceptances;

          6.   Bank certificates of deposit;

          7.   Repurchase agreements;

          8.   Shares of money market funds; and

          9.   Commercial paper.

5.   REPORTING REQUIREMENTS

     A.   Reporting Requirements by Employees

          1. Quarterly Reports. Within 30 calendar days following the end of each calendar quarter, each Employee shall submit to the CCO (the CCO's reports will be reviewed by the CIO) for review a quarterly report (see Appendix B) reflecting all personal securities transactions (including transactions with affiliated mutual funds) that took place during that quarter in which such person had a direct or indirect beneficial ownership interest. Employees are not required to report Exempt Transactions as defined in the Code (see definition in Section 2). If an Employee had effected no transactions that quarter, s/he shall complete the report and indicate that no transactions had taken place for that quarter. Investment statements may be attached to this report in lieu of filling out the form so long as the statements contain all the required information, as described below.

               Information to be included on this quarterly transaction report is as follows:

               -    Trade Date

               -    Security Name

               -    Ticker Symbol, CUSIP number

               -    Number of Shares or Par

               -    Interest Rate and Maturity

               -    Type of Transaction (Purchase, Sale or Other)

               -    Price

               -    Principal Amount

               -    Broker Name

               -    Account Number

               -    Date of Report

               This quarterly report shall also include any new accounts established during the period with a bank or broker/dealer and include the name of the bank or broker/dealer, the account number and the date the account was established.

          2. Initial Portfolio Holdings Report. New Employees are required to provide a report of all personal securities holdings (including holdings in affiliated mutual funds) to the CCO for review within 10 days upon becoming an Employee of Geneva. The report (see Appendix C) shall be current as of a date not more than 45 days prior to the individual becoming an Employee and should contain the following information:

               -    Account Number

               -    Security Name

               -    Ticker Symbol or CUSIP number

               -    Number of Shares or Par

               -    Principal Amount

               -    Broker or Bank Name

               -    Date of the Report

          3. Annual Portfolio Holdings Report. All Employees are required to provide a report of all personal securities holdings (including holdings in affiliated mutual funds) to the CCO for review on an annual basis, defined as every 12 months. The report (see Appendix C) should be submitted within 30 days following year-end and reflect holdings as of a date not more than 45 days before the annual report is submitted. Investment statements may be submitted in lieu of the report as long as all required information and holdings are included within the statements. The report and/or investment statements should contain the following information:

               -    Account Number

               -    Security Name

               -    Ticker Symbol or CUSIP number

               -    Number of Shares or Par

               -    Principal Amount

               -    Broker or Bank Name

               -    Date of the Report

     B.   Submission of Duplicate Confirmations and Periodic Statements

          Except as otherwise approved by the CCO under unusual circumstances, each employee shall arrange for duplicate copies of trade confirmations and periodic statements of his or her investment accounts to be sent to the Compliance Administrator. In lieu of forwarding duplicate hardcopies of these documents, employee accounts may be set-up for online/download access by the CCO or Compliance Administrator for monitoring. This requirement applies to any investment account over which the Employee has direct or indirect beneficial ownership. The company may from time to time designate a preferred broker for ease of administration. Employees are encouraged, but not required, to use the preferred broker.

6.   RECORD RETENTION REQUIREMENTS

     Geneva will keep the following records regarding this Code of Ethics and Personal Trading Policy in accordance with applicable Advisers Act and 1940 Act rules:

     1. Current and historic copies of this Code of Ethics and Personal Trading Policy, which shall be maintained in an easily accessible place for at least five years;

     2. Employee's written acknowledgements of receipt of the Compliance Policy Manual, which incorporates this Code of Ethics and Personal Trading Policy;

     3. Historic listings of all Employees subject to this Code of Ethics and Personal Trading Policy;

     4. A record of any violation of the Code of the Ethics and Personal Trading Policy, and of any action taken as a result of the violation, which shall be maintained in an easily accessible place for at least five years after the end of the year in which the violation occurs;

     5. All written reports provided pursuant to Rule 17j-1 of the Investment Company Act of 1940 to the board of directors of any registered investment company ("Fund") which Geneva serves as an adviser, which shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

     6. A copy of each report made under Section 5 of this Code of Ethics and Personal Trading Policy and/or copies of brokerage/investment confirmations and statements received by Geneva, which shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     7. Written approvals of IPOs and private placements, including documentation of the reasons for the approval; and

     8. A record of all persons, currently or within the past five years, who are or were required to make reports under Section 5 of this Code of Ethics and Personal Trading Policy, or who are or were responsible for reviewing such reports, which shall be maintained in an easily accessible place.

7.   REPORTING OF VIOLATIONS

     All Employees are required to report promptly any violation of this policy (including the discovery of any violation committed by another Employee) to the CCO. Examples of items that should be reported include, but are not limited to: noncompliance with federal securities laws, conduct that is harmful to clients, and purchasing securities contrary to the personal trading policy. The CCO will determine whether such violations are material and, therefore, should be reported to an affiliated mutual fund's Board of Directors and/or to Geneva's Board of Directors (the "Board").

     All such persons are encouraged to report any violations or perceived violations as it will not be viewed negatively by Geneva management, even if the reportable event, upon investigation, is determined not to be a violation of this Policy.

8.   SANCTIONS

     The Board may impose sanctions as it deems appropriate upon any person who violates this Code of Ethics and Personal Trading Policy. Sanctions may include a letter of censure, suspension of employment, termination of employment, fines, and disgorgement of profits from prohibited or restricted transactions.

                                                         POLICY DATE: 2004-09-20

                                                        REVISED DATE: 2005-07-18
                                                                      2006-03-14
                                                                      2006-05-11
                                                                      2006-07-13
                                                                      2006-11-20

                                                                      Appendix A

                         GENEVA CAPITAL MANAGEMENT LTD.
                  PERSONAL TRADING REQUEST & AUTHORIZATION FORM
                                  CONFIDENTIAL

Pre-clearance is not required for the following Exempt Transactions: Shares of registered open-end investment companies; Transactions involving affiliated mutual funds (affiliated fund trades require quarterly and annual reporting as described in Section 5 of this policy); Securities issued by the United States Government; Short-term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act; Bankers' acceptances; Bank certificates of deposit; Repurchase agreements; Shares of money market funds; and Commercial paper. All Exchange Traded Funds (ETF's), whether open-end investment companies or unit investment trusts, must be pre-cleared and reported on quarterly and annual disclosure reports.

Employee Name: _________________________________________________________________

    SECURITY        # OF    $ AMOUNT OF   PURCHASE /
NAME/DESCRIPTION   SHARES     PROPOSED      SALE /
AND TICKER/CUSIP    /PAR    TRANSACTION      OTHER     BROKER NAME   ACCOUNT NUMBER
----------------   ------   -----------   ----------   -----------   --------------


Do you have any material nonpublic information concerning the issuer?
                                                                  [ ] Yes [ ] No

Is proposed security an IPO or Private Placement?                 [ ] Yes [ ] No

Have you traded the proposed security in the last 60 calendar days?
                                                                  [ ] Yes [ ] No

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Company that may be relevant to a determination as to the existence of a potential conflict of
interest? If Yes, please describe below.                          [ ] Yes [ ] No
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

To the best of my knowledge and belief, the answers provided above are true and correct.


Employee Signature:
                    --------------------
Date:
      ----------------------------------

               APPROVAL OR DISAPPROVAL OF PERSONAL TRADING REQUEST
                         (TO BE COMPLETED BY CIO OR CCO)

Pre-clearance is not required for transactions involving the following securities: 1) Shares of registered open-end investment companies, 2) securities issued by the United States Government, 3) bank certificates of deposit, and 4) shares of money market funds.

GENERAL TRADING RESTRICTIONS - VERIFY TRANSACTION DOES NOT VIOLATE THE
FOLLOWING:

Is proposed security being considered for purchase or sale in client accounts?
                                                                  [ ] Yes [ ] No

Are greater than 5% of the outstanding shares of the proposed security held in
client accounts managed by Geneva?                                [ ] Yes [ ] No

Is proposed transaction a short term trade (60 calendar days)?    [ ] Yes [ ] No

UNLESS TRANSACTION MEETS DE MINIMIS REQUIREMENTS DESCRIBED BELOW, VERIFY THAT NO PURCHASES OR SALES IN PROPOSED SECURITY WERE COMPLETED WITHIN 3 (THREE) DAYS OF REQUEST (BEFORE AND AFTER).

DE MINIMIS REQUIREMENTS:

Issuer's market capitalization is greater than $2 billion?        [ ] Yes [ ] No

Employee's aggregate personal securities transactions (on a gross of commissions
basis) for the day amount to $50,000 or less?                     [ ] Yes [ ] No

IF TRANSACTION MEETS BOTH DE MINIMIS REQUIREMENTS, EMPLOYEE MAY GENERALLY PURCHASE OR SELL PROPOSED SECURITY REGARDLESS OF PERSONAL TRADING PROHIBITIONS OUTLINED ABOVE.

[ ] I confirm that the attached transaction(s) appears to be consistent with the policies described in Geneva's Personal Trading Policy and the conditions necessary for approval of the proposed transaction(s) have been satisfied.

[ ] I do not believe that the attached transaction(s) is consistent with the policies described in Geneva's Personal Trading Policy or that the conditions necessary for approval of the proposed transaction(s) have been satisfied.


Signature:
           -----------------------------
Title:
       ---------------------------------
Date:
      ----------------------------------

                                                                      Appendix B

                         GENEVA CAPITAL MANAGEMENT LTD.
          QUARTERLY PERSONAL TRANSACTION AND NEW/CLOSED ACCOUNT REPORT
                      FOR THE QUARTER-ENDED: ______________
                                  CONFIDENTIAL

Employee Name:
               -------------------------


Employee Signature:                        Date:
                    --------------------         ------------------

(I) I am reporting below all transactions required to be reported for the quarter pursuant to Geneva's Code of Ethics and Personal Trading Policy. I have completed and returned this form by the 30TH CALENDAR DAY FOLLOWING QUARTER-END.

     Required Transactions to Report

     I am required to report all transactions in securities* and the North Track Geneva Growth Fund (including any other Affiliated Mutual Funds) in which I have a direct or indirect beneficial ownership interest. I am also required to report any transaction executed within an automatic investment plan that overrides a pre-determined schedule.

* "Securities" include stocks, bonds, closed-end mutual funds and exchange-traded funds (both open-end and unit investment trusts).

     Transactions Not Required to be Reported

     I am not required to report transactions in unaffiliated registered open-end investment companies, securities issued by the United States government, unit investment trusts, bankers' acceptances, bank certificates of deposit, commercial paper, money market funds and repurchase agreements and transactions effected through an automatic investment plan as defined in the Code of Ethics/Personal Trading Policy.

(II) North Track Funds Frequent Trading Policy

     The North Track Funds have adopted a market timing policy ("Policy"), as disclosed within the Funds' prospectus, which prohibits shareholders from making more than 4 roundtrips in and out of a North Track Fund during a calendar year.

     Have you been notified by the North Track Funds or its agent that you have
     violated the Funds Policy?                                   [ ] Yes [ ] No

                  TRANSACTION AND NEW/CLOSED ACCOUNT REPORTING

Check one or more applicable boxes:

[ ]  I had no reportable transactions during the period.

[ ]  I had reportable transactions, as disclosed below.

[ ] I had reportable transactions, as disclosed in the attached investment statements.

[ ] I had reportable transactions. Geneva is in receipt of my investment statements.

[ ] I opened or closed investment accounts during the quarter, as disclosed below.

        REPORTABLE TRANSACTIONS - attach additional sheets as necessary.

                              NUMBER OF
               SECURITY       SHARES/PAR    PURCHASE /
               NAME AND         INT           SALE /             PRINCIPAL
TRADE DATE   TICKER/CUSIP   RATE/MATURITY      OTHER     PRICE     AMOUNT    BROKER NAME   ACCOUNT NUMBER
----------   ------------   -------------   ----------   -----   ---------   -----------   --------------


         NEW AND CLOSED ACCOUNTS - attach additional sheets as necessary

ACCOUNT NAME   BROKER NAME   ACCOUNT NUMBER   OPENED/CLOSED
------------   -----------   --------------   -------------



Reviewed by:                            Date:
             ------------------------         ----------------------------------

                                                                      Appendix C

                         GENEVA CAPITAL MANAGEMENT LTD.
                  INITIAL AND ANNUAL PORTFOLIO HOLDINGS REPORT
                                  CONFIDENTIAL

Employee Name:
               -------------------------


Employee Signature:                        Date:
                    --------------------         ------------------

I am reporting below all personal portfolio holdings information required to be reported initially upon employment with Geneva and on an annual basis pursuant to Geneva's Code of Ethics and Personal Trading Policy. Securities reported must be current within 45 DAYS of the date of this report.

Required Portfolio Holdings to Report

I am required to report holdings of all securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in Geneva's Code of Ethics and Personal Trading Policy.

Holdings Not Required to be Reported

I am not required to report holdings in the following securities: registered unaffiliated open-end investment companies, securities issued by the United States government, unit investment trusts, bankers' acceptances, bank certificates of deposit, repurchase agreements, commercial paper and money market funds.

                         PORTFOLIO HOLDINGS INFORMATION

Check one or more applicable boxes:

[ ]  I have no reportable personal accounts or holdings..

[ ] I have reportable personal accounts or holdings, as disclosed below (attach additional sheets as necessary).

[ ] I have reportable personal accounts or holdings, as disclosed in the attached investment statements.

ACCOUNT NUMBER   ACCOUNT TITLE   BROKER OR BANK NAME
--------------   -------------   -------------------



Reviewed by:                            Date:
             ------------------------         ----------------------------------

                                                                      Appendix D

                         GENEVA CAPITAL MANAGEMENT LTD.
                 DISCLOSURE OF CERTAIN OUTSIDE ACTIVITIES REPORT
         (TO BE USED WITH NEW EMPLOYEES AND ANNUALLY WITH ALL EMPLOYEES)
    (SEE STANDARDS OF CONDUCT SECTION (3.B ITEMS 3, 4 AND 5) OF THIS POLICY)
                                  CONFIDENTIAL

Employee Name:
               -------------------------


Employee Signature:                        Date:
                    --------------------         ------------------

I confirm that I am not a participant in an outside investment organization or club. In addition, I am reporting all outside activities related to the following:

- Service as Director or Trustee for an outside organization (public or private);

- Outside business activities related directly or indirectly to securities or investments outside of Geneva's business.

Check one or more applicable boxes:

[ ]  I have no reportable outside business activities.

[ ] I have reportable activities, as disclosed below (attach additional sheets as necessary).

NAME OF ORGANIZATION   POSITION HELD   TERM OF POSITION
--------------------   -------------   ----------------



Reviewed by:                           Date:
             -----------------------         -----------------------------------